ADT Provides Solar Business Update and Advances Capital Allocation Strategy January 24, 2024 Exhibit 99.2 Forward Looking Statements and Non-GAAP Measures 2 ADT has made statements in this presentation that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward- looking statements relate to, among other things, the Company exiting the residential solar business and the expected costs and benefits of such exit; the repurchase of shares of the Company’s common stock under the authorized share repurchase program; the Company’s ability to reduce debt or improve leverage ratios, or to achieve or maintain its long term leverage goals; the integration of the strategic bulk purchase of customer accounts; any stated or implied outcomes with regards to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time the Company uses the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, the Company intends to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this presentation, including among others, factors relating to uncertainties as to any difficulties with respect to ADT’s planned exit of the residential solar business, including expenses associated with the separation of certain solar branches and personnel; the effect of the announcement of ADT exiting the residential solar business on ADT’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the possible diversion of management’s attention from ADT’s core CSB business operations as a result of ADT announcing its exit from the residential solar business; uncertainties as to ADT’s ability and the amount of time necessary to realize the expected benefits of the planned exit from the residential solar business and the recent strategic bulk purchase of customer accounts; activity in repurchasing shares of ADT’s common stock under the authorized share repurchase program; dividend rates or yields for any future quarter; and risks that are described in the Company’s Amended Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise. Non-GAAP Measures To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP measures including, for example, Adjusted EBITDA, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”), Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow including interest rate swaps, and Net Leverage Ratio. Reconciliations from GAAP to these non-GAAP financial measures for reported results can be found in the appendix. Non-GAAP measures should not be considered a substitute for, or superior to, our reported GAAP results. The Company is not providing a quantitative reconciliation of its financial outlook for Adjusted EBITDA and Adjusted EPS to net income (loss) or Adjusted Free Cash Flow and Adjusted Free Cash Flow (including interest rate swaps) to net cash provided by operating activities, which are the respective corresponding GAAP measures, because these GAAP measures that are excluded from the Company’s non-GAAP financial outlook are difficult to reliably predict or estimate without unreasonable effort due to their dependence on future uncertainties, such as the adjustments or items discussed in the appendix relating to these non-GAAP measures under the heading “Non-GAAP Measures.” Additionally, information that is currently not available to the Company could have a potentially unpredictable and potentially significant impact on its future GAAP financial results. Amounts on subsequent pages may not sum due to rounding. Solar Exit Simplifies Overall Business 3 Solar Operations • Persistent industry-wide headwinds have exacerbated operational challenges • Negative impact to Adjusted EBITDA and Cash Flow Outlook • Expected to drive cost savings and improved free cash flow • One-time costs are not yet quantified, and may be partially offset by asset sales ADT remains focused on cash flow generation and capital-efficient growth within its core security and smart home business Impact • Simplifies ADT’s portfolio and operational complexity • Focus on core security and smart home business Advancing ADT’s Capital Allocation Program… 4 ADT is accelerating its capital allocation initiatives, which prioritize returning capital to shareholders, while continuing to fund capital efficient growth and target a Net Leverage Ratio of less than 3.0x Increases quarterly dividend by 57% to $0.055 / share1 Authorizes $350 million share repurchase program2 Remains focused on achieving Net Leverage Ratio of less than 3.0x3

…Across ADT's Capital Allocation Initiatives

Maximize Shareholder Returns


Dividend Yield
3.5%
ADT Adjusted for Dividend Increase
2.2%
ADT
1.6%
S&P 500 Median

Raising Quarterly Dividend by 57% to $0.055 / Share

- Authorized **$350M share repurchase program**

Fund Growth and Capex to Yield Attractive Returns

- **Google and State Farm Partnerships:** Innovative and customer-centric offerings to grow RMR and install revenue via **capital-efficient subscriber acquisition**
- **Opportunistic Bulk Purchases:** Acquired ~57K subscribers for $89M in Dec. 2023

Targeting ~20%+ IRR per New CSB Subscriber

Continue to Pay Down Debt


4.4x
2021
3.9x
2022
3.3x
9/30/23 Post Commercial Divestiture
<3.0x
Target

Targeting Net Leverage Ratio <3.0x

Significant FCF of core business will focus on capital efficient growth and return of capital to shareholders

Note: Dividend yields based on closing stock prices as of January 23, 2024.

5

Investment Thesis for ADT Remains Strong with an Attractive Financial Profile

1. Large and expanding addressable market with opportunities to meaningfully increase share
2. Growing business with industry-leading scale positioned to benefit from secular tailwinds
3. Compelling unit economics that support increased investment for growth
4. Resilient cash flow profile with stable recurring revenue base
5. Large opportunity with strategic partnerships
6. Attractive debt profile with disciplined capital allocation framework to drive long-term value for our shareholders

6

Non-GAAP Measures

ADT sometimes uses information ("non-GAAP financial measures") that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or, superior to GAAP results. The following information includes definitions of our non-GAAP financial measures used in this presentation, reasons our management believes these measures are useful to investors regarding our financial condition and results of operations, additional purposes, if any, for which our management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.

The Company is not providing forward-looking guidance for U.S. GAAP financial measures or a quantitative reconciliation to the most directly comparable GAAP measures for its forward-looking non-GAAP measures because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Beginning in the third quarter of 2023 the Company is presenting the results of the commercial business as a discontinued operation (with the exception of certain costs previously reflected in the Commercial segment that do not qualify to be presented as discontinued operations and are now reflected in the CSB segment). Except for Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow (including interest rate swaps) (further defined below) which, consistent with the presentation of the GAAP measure, net cash provided by (used in) operating activities, continue to reflect the results of both continuing and discontinued operations (through the date of sale).

Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps

We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long term investments that are required for normal business activities.

We define Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from our consumer receivables facility; (ii) financing and consent fees; (iii) restructuring and integration; (iv) integration-related capital expenditures; (v) radio conversion costs net of any related incremental revenue collected; and (vi) other payments or receipts that may mask our operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented within net cash provided by (used in) financing activities.

We believe the presentations of these non-GAAP measures are appropriate to provide investors with useful information about our ability to repay debt, make other investments, and pay dividends. We believe the presentation of Adjusted Free Cash Flow is also a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.

There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management's discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.

7

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA from continuing operations ("Adjusted EBITDA")

We believe the presentation of Adjusted EBITDA provides useful information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. We define Adjusted EBITDA as income or loss from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items such as separation costs; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; (ix) adjustments related to acquisitions, such as contingent consideration and purchase accounting adjustments, or dispositions; (x) impairment charges; and (xi) other income/gain or expense/loss items such as changes in fair value of certain financial instruments or financing and consent fees. There are material limitations to using Adjusted EBITDA as it does not reflect certain significant items, which directly affect our income or loss from continuing operations (the most comparable GAAP measure).

(in millions)	Twelve Months Ended September 30, 2023
Income (loss) from continuing operations	$ (8)
Interest expense, net	549
Income tax expense (benefit)	(13)
Depreciation and intangible asset amortization	1,413
Amortization of deferred subscriber acquisition costs	181
Amortization of deferred subscriber acquisition revenue	(287)
Share-based compensation expense	45
Merger, restructuring, integration, and other[1]	58
Goodwill impairment[2]	511
Change in fair value of other financial instruments[3]	(94)
Adjusted EBITDA (from continuing operations)	$ 2,356

Note: Amounts may not sum due to rounding. Amounts are recast to reflect the presentation of the commercial business as discontinued operations.

1. During 2023, includes integration and third-party costs related to the strategic optimization of the Solar business operations following the ADT Solar acquisition.
2. Represents goodwill impairment charges related to the Solar reporting unit.
3. In connection with the State Farm investment, amounts represent the change in fair value of a contingent forward purchase contract related to the tender offer during 2022.

8

GAAP to Non-GAAP Reconciliations

Historical Adjusted EBITDA (as reported)

We believe the presentation of historical Adjusted EBITDA provides useful information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe historical Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. We define historical Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs net of any related incremental revenue earned; and (ix) other income/gain or expense/loss items such as changes in fair value of certain financial instruments, impairment charges, financing and consent fees, or acquisition-related adjustments. There are material limitations to using historical Adjusted EBITDA as it does not reflect certain significant items, which directly affect our net income or loss (the most comparable GAAP measure).

Historical Adjusted EBITDA includes results of the Company's continuing and discontinued operations. Amounts are as reported prior to the presentation of the commercial business as a discontinued operation.

(in millions)	Twelve Months Ended	
	December 31, 2022	December 31, 2021
Net income (loss)	$ 133	$ (341)
Interest expense, net	265	458
Income tax expense (benefit)	49	(130)
Depreciation and intangible asset amortization	1,694	1,915
Amortization of deferred subscriber acquisition costs	163	126
Amortization of deferred subscriber acquisition revenue	(244)	(172)
Share-based compensation expense	67	61
Merger, restructuring, integration, and other	22	38
Goodwill impairment[1]	201	—
Loss on extinguishment of debt	—	37
Change in fair value of other financial instruments[2]	63	—
Radio conversion costs, net[3]	3	211
Non-cash acquisition-related adjustments and other[4]	31	10
Historical Adjusted EBITDA (as reported)	$ 2,447	$ 2,213

Notes: Amounts may not sum due to rounding.
1. Represents a goodwill impairment charge related to the Solar reporting unit in Q3 2022.
2. In connection with the State Farm investment, amounts represent the change in fair value of a contingent forward purchase contract related to the tender offer during 2022.
3. Represents net costs associated with replacing cellular technology used in many of our security systems pursuant to a replacement program.
4. Primarily represents amortization of the customer backlog intangible asset during Q4 2021 and Q1 2022 related to the ADT Solar Acquisition.

9 ADT

GAAP to Non-GAAP Reconciliations

Leverage Ratios and Net Debt

Net Leverage Ratio and Net Leverage Ratio (as adjusted) are calculated as the ratio of net debt or net debt (as adjusted) to last twelve months ("LTM") Adjusted EBITDA. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Net debt (as adjusted) is calculated as net debt excluding the estimated total debt paydown using the proceeds from the divestiture of the commercial business. Refer to the discussion on Adjusted EBITDA for descriptions of the differences between Adjusted EBITDA and income (loss) from continuing operations, which is the most comparable GAAP measure. We believe these measures are useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using these measures as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	September 30, 2023
Total debt (book value)	$ 9,668
LTM Income (loss) from continuing operations	$ (8)
Debt to income (loss) from continuing operations ratio	(1274.4x)

(in millions)	September 30, 2023
First lien term loans	3,343
First lien and ADT notes	4,700
Receivables facility	423
Finance leases and other	89
Total first lien debt	$ 8,555
Second lien notes	1,300
Total debt[1]	$ 9,855
Less: Cash and cash equivalents	(239)
Less: Receivables Facility	(423)
Net debt	$ 9,194
Less: debt reduced by net proceeds of commercial divestiture	1,518
Net debt (as adjusted)[2]	$ 7,676
LTM Adjusted EBITDA from continuing operations	$ 2,356
Net leverage ratio (as adjusted)[2]	3.3x

Note: Amounts may not sum due to rounding.
1. Debt instruments are stated at face value.
2. Calculated using net debt post commercial divestiture.
3. Calculated using net debt as reported.

10 ADT

GAAP to Non-GAAP Reconciliations

Historical Leverage Ratios (As previously reported) and Net Debt

Net Leverage Ratio (as reported) is calculated as the ratio of net debt to last twelve months ("LTM") Historical Adjusted EBITDA. Net debt is calculated as total debt excluding the Receivables Facility, including capital leases, minus cash and cash equivalents. Refer to the discussion on Historical Adjusted EBITDA for descriptions of the differences between Historical Adjusted EBITDA and net income (loss), which is the most comparable GAAP measure. We believe Net Leverage Ratio is a useful measure of the Company's credit position and progress towards leverage targets. There are material limitations to using Net Leverage Ratio as the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(in millions)	December 31, 2022	December 31, 2021
Total debt (book value)	$ 9,829	$ 9,693
LTM net income (loss)	$ 133	$ (341)
Debt to net income (loss) ratio	74.1x	(28.4x)

(in millions)	December 31, 2022	December 31, 2021
Revolver	$ —	$ 25
First lien term loan	2,730	2,758
First lien and ADT notes	5,550	5,550
Receivables facility	355	199
Finance leases and other	97	98
Total first lien debt	$ 8,732	$ 8,630
Second lien notes	1,300	1,300
Total debt[1]	$ 10,032	$ 9,930
Less:		
Cash and cash equivalents	(257)	(24)
Receivables Facility	(355)	(199)
Net debt	$ 9,420	$ 9,706
LTM Historical Adjusted EBITDA (as reported)	$ 2,447	$ 2,213
Net leverage ratio (as reported)	3.9x	4.4x

Note: Amounts may not sum due to rounding. Amounts are recast to reflect the presentation of the Commercial Business as discontinued operations.
1. Debt instruments are stated at face value.

11 ADT